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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 10, 2003


                               MAXWORLDWIDE, INC.
             (Exact name of registrant as specified in its charter)


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

               Delaware                       000-49906                 46-0487484
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(State or other jurisdiction                 (Commission               (IRS Employer
of incorporation or organization)            File Number)             Identification No.)
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50 West 23rd Street, 4th Floor
New York, New York                                        10010
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(Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code:  (212) 404-1040

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          (Former Name or Former Address, if Changed Since Last Report)



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Item 2.               Acquisition or Disposition of Assets.

               On February 10, 2003, L90, Inc. ("L90"), a wholly-owned subsidiary of MaxWorldwide, Inc. ("MaxWorldwide"), consummated the sale (the "Transaction") of substantially all of the assets (the "Offline Assets") of its offline management business (the "Offline Business"), to a wholly-owned subsidiary of American List Counsel, Inc., a New Jersey corporation ("ALC"). The Transaction did not include any of MaxWorldwide's (or its subsidiaries) assets relating to its online business, including email list management, email brokerage and all other online services. As consideration for the Offline Assets, ALC paid $2,000,000 in cash on the closing of the Transaction (the "Closing"), and agreed to pay, monthly, 92.5% of the current accounts receivable from the Offline Business collected by ALC during the first six months following the Closing and 46.25% of the current accounts receivable from the Offline Business collected by ALC during the second six months following the Closing, in each case net of any accounts payable associated with such accounts receivable. In addition, ALC agreed to pay $500,000 in cash if revenues generated by the Offline Assets during the one year period following the Closing are at least $2,500,000 and an additional $1,000,000 in cash if revenues generated by the Offline Assets during the one year period following the Closing are at least $3,500,000. ALC also agreed to pay L90 $0.50 for each dollar of revenue above $3,500,000 generated by the Offline Assets during the one year period following the Closing. The consideration was based on the fair market value of the Offline Assets as determined through arms-length negotiation between MaxWorldwide and ALC.

               The Transaction was effected pursuant to an Asset Purchase Agreement (the "Purchase Agreement"), dated February 10, 2003, among L90, ALC and Data Marketing New England, Inc., a wholly-owned subsidiary of ALC, a copy of which is annexed hereto as Exhibit 2.1. As part of the transaction, MaxWorldwide executed agreements typically entered into in connection with the sale of a business unit, which agreements are described in the Purchase Agreement. The board of directors of MaxWorldwide and L90 approved the Transaction. The Transaction did not require shareholder approval.

               On February 10, 2003, MaxWorldwide issued a press release announcing the Transaction, a copy of which is annexed hereto as Exhibit 99.1.


                                       2

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Item 7.               Financial Statements, Pro Forma Financial Information and
                      Exhibits.

               (a) Pro Forma Financial Information.

               As a result of the Transaction, MaxWorldwide may be required to file pro forma financial statements to reflect the disposition of the Offline Business. However, as previously disclosed by MaxWorldwide in a press release issued August 16, 2002, and in other public filings, MaxWorldwide and its independent accountants, PricewaterhouseCoopers LLP, are reviewing previously reported operating results. Until this review is complete, MaxWorldwide will be unable to release pro forma financial statements to reflect the disposition of the Offline Business.

               (b)    Exhibits.

        2.1 Asset Purchase Agreement, dated February 10, 2003, among L90, Inc., American List Counsel, Inc. and Data Marketing New England, Inc.

        99.1   Press Release issued February 10, 2003 by MaxWorldwide, Inc.


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                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 19, 2003                         MAXWORLDWIDE, INC.
                                          a Delaware corporation


                                          By:    /s/ Peter M. Huie
                                              --------------------------------
                                          Peter M. Huie, General Counsel, Senior
                                          Vice President Corporate Affairs,
                                          Secretary


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                                  EXHIBIT INDEX

Document Description                                               Exhibit No.
--------------------                                               -----------

Asset Purchase Agreement, dated February 10, 2003,                     2.1**
among L90, ALC and Data Marketing New England, Inc.

Press Release issued February 10, 2003 by                              99.1
MaxWorldwide, Inc.



** Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission.

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